Exhibit 10.13

NOTICE OF INTENT TO EXERCISE OPTION TO PURCHASE

TO OWNERS:	Douglas L. Tessmann and Heather C. Tessmann

Husband and wife as survivorship marital property

N7990 CTH EF
Cambria, WI 53923

FROM OPTIONHOLDER:	United Wisconsin Grain Producers, LLC
Post Office Box 247
Friesland, WI 53935-0247

COPY TO:	Attorney John C. Frank
Latrop & Clark
Attorneys for Tessmanns
Post Office Box 1507
Madison, WI 53701-1507

REGARDING:

All that part of the Northwest Quarter lying West of the Chicago and Northwestern Railroad, except lands described in Volume 187 of Deeds, Page 374, Section 27, Township 13 North, Range 12 East, Town of Randolph, Columbia County, Wisconsin.

Tax Parcel Nos.: 11-034-535, 11-034-536, 11-034-537, 11-034-539

WHEREAS, on November 12, 2002, the above-named Owners and Optionholder entered into an Option to Purchase those lands described above and located in Section 27, Township 13 North, Range 12 East, Town of Randolph, Columbia County, Wisconsin, consisting of 114.6 acres, more or less, a copy of which Option to Purchase is attached hereto as Exhibit A; and

WHEREAS, said agreement provides at Lines 9 through 18 thereof that notice of Optionholder’s intent to exercise the option to purchase shall be given to Owners anytime on or before March 1, 2004;

NOW, THEREFOR, NOTICE IS HEREBY GIVEN by Optionholder, United Wisconsin Grain Producers, LLC, to Owners, Douglas L. Tessman and

Heather C. Tessman, of Optionholder’s intent to so exercise said option to purchase at a total purchase price of said option real estate of One Million Dollars.  Optionholder proposes to close on the option real estate described above in two separate transactions as set forth on Exhibit B attached hereto and made a part hereof.

Dated this  22  day of   Sept      , 2003

OPTION HOLDER:
UNITED WISCONSIN GRAIN PRODUCERS, LLC

	By:	Kevin Roche - Kevin Roche
*=PRINT NAME AND TITLE		* president

	By:	Robert Lange – Robert Lange
* Sect.

Receipt of the foregoing Notice is acknowledged and the terms are accepted.

Douglas L. Tessman
Douglas L. Tessmann, Owner

Heather C. Tessman
Heather C. Tessman, Owner

This document drafted by:

Attorney Lan Waddell

Waddell of Columbus, S.C.

Attorneys for UWGP

Post Office Box 407

Columbus, WI  53925

(920) 623-1111

EXHIBIT A

NOTICE OF INTENT TO EXERCISE OPTION TO PURCHASE

OWNERS:	Douglas L. Tessmann and Heather C. Tessman

OPTIONHOLDER:	United Wisconsin Grain Producers, LLC

OPTION TO PURCHASE

November 12, 2003

[previously submitted]

EXHIBIT B

NOTICE OF INTENT TO EXERCISE OPTION TO PURCHASE

OWNERS:	Douglas L. Tessmann and Heather C. Tessman

OPTIONHOLDER:	United Wisconsin Grain Producers, LLC

TWO (2) SEPARATE CLOSINGS PROPSED

Closing No. 1:

Real Estate:                                                                                  Entire option real estate parcel as described above LESS ten (10 acres with the buildings to be surveyed off at Optionholder’s expense.

Portion of

Total Option

Purchase

Price:                                                                                                                   Seven Hundred Thousand Dollars ($700,000)

Closing Date:                                                                        As agreed upon but not sooner than September 2, 2003, and not later than January 1, 2004.

Additional

Provisions:                                                                                    1.                                       Optionholder agrees that they will pay for any crop damages at the rate of $400/acre and Owners shall provide on-going information to Optionholder regarding such crop damages.

2.                                       Optionholder shall cooperate with Owners in transferring corn base and Owners shall provide to Optionholder any documentation which requires their signature to accomplish the same.

3.                                       With regard to the option real estate which is subject to this Closing No. 1, Optionholder proposes to lease said lands back to Owners following closing in those terms and conditions as set forth in the Proposed Farm Lease Agreement attached hereto as Exhibit C.

Closing No. 2:

Real Estate                                                                                     Ten (10) acres with the buildings which were surveyed off of the total option real estate at Optionholder’s expense and excluded from the lands subject to Closing No. 1.

Balance of

Total Option

Purchase

Price:                                                                                                                   Three Hundred Thousand Dollars ($300,000)

Closing Date:                                                                        As agreed; but not sooner than June 4, 2004 nor later than June 30, 2004.

Additional

Provisions:                                                                                    1.                                       Optionholder agrees that they will pay for any crop damages at the rate of $400/acre and Owners shall provide on-going information to Optionholder regarding such crop damages.

2.                                       With regard to the option real estate which is subject to this Closing No. 2; being all buildings including the residence and the approximately 10 acres to be surveyed off of the original option real estate parcel, Optionholder proposes to lease said land and buildings back to Owners following closing on those terms and conditions as set forth in the Proposed Residential Lease Agreement attached hereto as Exhibit D.

EXHIBIT C

NOTICE OF INTENT TO EXERCISE OPTION TO PURCHASE

OWNERS:	Douglas L. Tessmann and Heather C. Tessman

OPTIONHOLDER:	United Wisconsin Grain Producers, LLC

PROPOSED FARM LEASE AGREEMENT
REGARDING CLOSING NO. 1 AS SET FORTH ON EXHIBIT A

THIS AGREEMENT is made this             day of                     , 2003, by and between United Wisconsin Grain Producers, LLC, (hereinafter “Lessor”) and Douglas L. Tessmann and Heather C. Tessmann (hereinafter “Lessee”) for the use of the Lessor’s farmland described below as the “Leased Premises” and located in Section 27, Township13 North, Range 12 East, Town of Randolph, Columbia County, Wisconsin.

1.             Leased Premises.  The Leased Premises shall consist of the following (description to be confirmed by survey/titlework):

All that part of the Northwest Quarter lying West of the Chicago and Northwestern Railroad,

EXCEPT lands described in Volume 187 of Deeds, Page 374, Section 27, Township 13 North, Range 12 East, Town of Randolph, Columbia County, Wisconsin,

ALSO EXCEPT approximately ten (10) acres with buildings to be surveyed off of the above-referenced parcel

ALSO EXCEPT lands designated by Lessor for construction purposes.

Tax Parcels Nos: 11-034-535, 11-034-536, 11-034-537, 11-034-539

(hereinafter the “Leased Premises”).

2.             Term.  The initial term of this lease shall be from the date of the execution of this lease agreement through December 31, 2004.

3.             Lease Payments.  Annual payments in the amount of $80.00 per acre shall be made and shall be based on the planted acres which were included in the Option to Purchase between the parties dated November 12, 2003, and being part of “Closing No. 1” as set forth on Exhibit B, hereof.  Payments are due in one single payment on July 1st of each year.

The actual number of acres subject to this lease agreement and the legal description of the Lease Premises shall be mutually agreed upon between the parties prior to Lessee making the initial annual payment hereunder to Lessor.

4.             Crop Damage Payments.  Lessor shall compensate Lessee for any acres which are disturbed by Lessor for construction after such acres have been planted by Lessee.  Said compensation shall be paid at the rate of $400/acre, payable within 30 days of the damage occurring.  The rate of such payment shall be adjusted each year by mutual agreement of the parties.  The rate of such payment shall be $400.00 or more each year, as determined by mutual agreement of the parties.

5.             Automatic Renewal.  This lease shall automatically renew for additional one-year periods on the same terms unless written notice is delivered by one party to the other on or before September 1st of the then-current lease term of their intention to discontinue this lease.  Said written notice shall be delivered to the other party at the address set forth below:

United Wisconsin Grain

Douglas and Heather Tessman

Producers, LLC	N7990 CTH EF
Post Office Box 247	Cambria, WI 53923
Friesland, WI 53935-0247

Unless this lease earlier terminates, Lessor shall not rent the Leased Premises, or any portion thereof, to any farmer renter, other than Lessee, during the 2004 through 2009 growing seasons.

6.             Renegotiation of Terms:  All terms of any continuations under this lease may be renegotiated at the end of each lease term as set forth next above, except the per-acre rental price shall remain $80.00 per acre through the 2010 crop year season.

7.             Termination.  Upon notification by either party to the other of their election to terminate this lease agreement pursuant to Paragraph 5 above, then Lessee shall remove the current growing crop and their equipment no later than the end of the then-current lease year.  If, and only if, extenuating circumstances prevent the removal of said crops by the last day of the then-current lease year then, and only under those circumstances, Lessee shall remove said crops and equipment at the first opportunity so as to free the land for the owner.  Under no circumstances shall Lessee have a date beyond March 31st following the end of the year in which this lease is terminated to remove their crops and equipment.  Any crops and equipment remaining in the field on April 1st following the end of the year in which this lease is terminated shall belong to Lessor to harvest and possess at Lessor’s discretion.  Lessor may terminate all or any portion of this lease agreement at any time there is a growing crop by paying Lessee the $400/acre damages as set forth at Paragraph 4 above.  If notice is given regarding a need for additional acres prior to spring work or following harvest, this lease will be terminated for those acres without additional payment.

7.             Assignment of Lease/Sublease:  This lease shall not be assigned by Lessee nor shall any part of the Leased Premises be sublet by Lessee without the prior written permission of Lessor which permission is not anticipated to be given.

8.             Surrender of Leased Premises Upon Termination.  At the termination of this lease agreement, Lessee shall yield up all of the Leased

Premises in such state of repair, cultivation, and management as existed at the beginning of this lease agreement and in compliance with the covenants contained herein.

9.             Lessor’s Entry on Premises.  Lessor may enter to view the Leased Premises or to exhibit the same to a subsequent tenant or purchaser at all reasonable times without further permission from Lessee.

10.           Lessee’s Right re: Crops.  Lessee has the right to remove all corps produced on the Leased Premises during the term of the lease.

11.           Agricultural Purposes Only.  Lessee shall use the Leased Premises for agricultural purposes only suing normally-accepted and approved farming methods.

12.           No Hunting.  This lease agreement does not provide hunting privileges to the Lessee on any portion of the Leased Premises.

13.           Taxes.  Lessor shall pay all federal, state, county and municipal taxes which are or shall become a lien against the Leased Premises by federal, state, county or city governments or any legally-constituted division thereof.

14.           Insurance.  The Leased Premises consist of farmland only and no buildings; therefore.  Lessee shall be responsible for insuring Lessee’s property on the Leased Premises.  In addition, Lessee shall maintain liability insurance coverage in a minimum amount of $500,000.00 which shall name Lessor as an additional insured thereon and Lessee shall provide Lessor with evidence of the same.

15.           Condemnation of Leased Premises.  Should the whole or any party of the Leased Premises be condemned or otherwise appropriated to the use of any governmental agency having jurisdiction thereof, the rent shall forthwith abate according to the extent to which the premises have been condemned or appropriated.

16.           Binding Agreement.  This lease agreement shall be binding upon the parties hereto, the heirs, personal representatives, successors and assigns of the Lessee ad upon the assigns and successors in the interest of the Lessor.

18.           Jurisdiction of Disputes.  This agreement shall be interpreted under the laws of the State of Wisconsin and any disputes regarding this agreement shall be decided in the courts of Columbia County, Wisconsin, unless otherwise specifically agreed to by the parties, and the prevailing party in any dispute under this agreement shall be allowed to recover both its damages and reasonable attorneys’ fees and costs.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 22  day of   Sept        , 2003.

LESSOR:		LESSEE:
UNITED WISCONSIN GRAIN PRODUCERS, LLC

By:	Kevin Roche	Douglas L. Tessmann
	* President	Douglas L. Tessmann

By:	Robert Lange	Heather C. Tessmann
	* Secretary	Heather C. Tessmann

*=PRINT NAME AND TITLE

This agreement drafted by:

Attorney Lan Waddell

Waddell of Columbus, S.C.

Attorneys for UWGP

Post Office Box 407

Columbus, WI  53925

(920) 623-1111